Exhibit 21
Subsidiaries of the Registrant
                              BioScrip PBM Services, LLC, a Delaware limited liability company
                              BioScrip Infusion Services, LLC, a Delaware limited liability company
                              BioScrip Nursing Services, LLC, a New York limited liability company
                              BioScrip Pharmacy Services, Inc., an Ohio corporation
                              BioScrip Pharmacy (NY), Inc., a New York corporation
                              BioScrip Pharmacy, Inc., a Minnesota corporation
                              Chronimed, Inc, a Minnesota corporation
                              Chronimed Service Corporation, a Minnesota corporation
                              Chronimed Wholesale Inc., a Minnesota corporation
                              Intravenous Therapy Services, Inc., a California corporation
                              JPD, Inc., an Ohio corporation
                              Los Feliz Drugs Inc., a California corporation (inactive)
                              MEDgenesis Inc., a Minnesota corporation (inactive)
                              MIM Funding, LLC, a Delaware limited liability company
                              MIM IPA, Inc., a New York corporation
                              MIM Investment Corporation, a Delaware corporation
                              MIM Health Plans of Puerto Rico, Inc., a Puerto Rican corporation
                              Natural Living, Inc., a New York corporation